UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2025

ROKU, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1173 Coleman Avenue San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)
(408) 556-9040
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Roku, Inc. (“Roku”) with the U.S. Securities and Exchange Commission on June 12, 2025 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of Roku’s 2025 Annual Meeting of Stockholders held on June 11, 2025 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, Roku’s decision regarding whether non-binding stockholder advisory votes on the compensation of Roku’s named executive officers (the “Say-on-Pay Vote”) should be held every one, two, or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, Roku’s stockholders expressed their preference for a Say-on-Pay Vote to be conducted every year. In light of these results, and consistent with the recommendation of Roku’s Board of Directors (the “Board”) as set forth in Roku’s proxy statement for the Annual Meeting, Roku has determined to hold future Say-on-Pay Votes every year until the next required non-binding advisory vote on the frequency of future Say-on-Pay Votes. The Board will re-evaluate this determination after the next Say-on-Frequency Proposal, which will be held no later than the 2031 annual meeting of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: June 26, 2025
	By:	/s/ Christy Lillquist
Christy Lillquist
Vice President, Deputy General Counsel and Corporate Secretary